SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )


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                       SIMMONS FIRST NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------------
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


                  SIMMONS FIRST NATIONAL CORPORATION




March 21, 2002



Dear Shareholder:

It is our pleasure to enclose the 2001 Annual Report for your Corporation. This past year marked our 98th year of service to our customers and the communities we represent. We are proud to be Arkansas' largest publicly traded financial institution headquartered in Arkansas. More importantly, we're proud to have built the State's premier community banking franchise. We hope you will find the reading of this report another pleasing experience.

Our annual shareholders' meeting will be held on the evening of Tuesday, April 23, 2002, at the Pine Bluff Convention Center. As is our custom, you and your spouse, or guest are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at 7:45 p.m.

Your dinner reservation form is included with your proxy, which is also enclosed with our proxy statement, and a return envelope for your convenience. Please read the proxy statement and return your proxy and dinner reservations promptly.

We thank you again for your support, and we look forward to seeing you on April 23.

Sincerely,

/s/  J. Thomas May

J. Thomas May
Chairman, President and Chief Executive Officer

JTM/sm
enclosure

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, April 23, 2002 for the following purposes:

     1.   To fix at 7 the number of directors to be elected at the meeting;

     2. To elect 7 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on February 15, 2002, will be entitled to vote at the meeting.


BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 21, 2002

                         ANNUAL MEETING OF SHAREHOLDERS

                       SIMMONS FIRST NATIONAL CORPORATION
                                 P. O. BOX 7009
                           PINE BLUFF, ARKANSAS 71611

                                 PROXY STATEMENT
                      MEETING TO BE HELD ON APRIL 23, 2002
         PROXY AND PROXY STATEMENT FURNISHED ON OR ABOUT MARCH 21, 2002


     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIMMONS FIRST NATIONAL CORPORATION (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD ON TUESDAY, APRIL 23, 2002, AT 7:45 P.M., AT THE BANQUET HALL OF THE PINE BLUFF CONVENTION CENTER, PINE BLUFF, ARKANSAS, OR AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice.

                              REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

                        COSTS AND METHOD OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     At the meeting, holders of the $1.00 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 15, 2002. On that date, the Company had outstanding 7,088,535 shares of the Common Stock; 1,070,694 of such shares were held by Simmons First Trust Company ("SFTC"), and Simmons First Bank of El Dorado, N.A., in a fiduciary capacity, of which 195,648 shares will not be voted at the meeting. Hence, 6,892,887 shares will be deemed outstanding and entitled to vote at the meeting.

     All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a stockholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by SFTC.

     With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

     An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

     In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the namedproxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.


Name and Address of Beneficial Owner         Shares Owned Beneficially [a]    Percent of Class
------------------------------------         -----------------------------    ----------------
Simmons First National Corporation
     Employee Stock Ownership Trust [b]                 579,001                       8.17%
     501 Main Street
     Pine Bluff, AR 71601
Barry L. Crow [c]                                        33,573                        *
Robert A. Fehlman [d]                                     4,602                        *
J. Thomas May [e]                                       131,143                       1.85%
James P. Powell [f]                                      17,127                        *
All directors and officers as a group (12 persons)      297,883                       4.20%
-------------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     [a] Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     [b] The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock. The Executive Compensation and Retirement Committee directs the trustees of the ESOP trust concerning when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the plan participants, who are all employees or former employees of the Company and its subsidiaries.

     [c] Mr. Crow owned of record 8,064 shares; 11,213 shares were held in his fully vested account in the ESOP; 2,184 shares were held in his IRA account; 1,239 were held jointly with his wife; 1,273 shares were held in a trust created by his wife; 300 shares were held in his wife's IRA and 9,300 shares were deemed held through exercisable incentive stock options.

     [d] Mr. Fehlman owned of record 707 shares; 300 shares were held in his wife's IRA ; 1,275 shares were held in his fully vested account in the ESOP and 2,320 shares were deemed held through exercisable incentive stock options.

     [e] Mr. May owned of record 54,340 shares; 9,253 shares were held in his IRA account; 286 shares were owned by his wife; 140 shares were owned by his stepchildren; 6,624 shares were held in his fully vested account in the ESOP; and 60,500 shares were deemed held through exercisable stock options.

     [f] Mr. Powell owned of record 5,131 shares; 78 shares were held jointly with his wife; 418 shares were held by his wife; 7,560 shares were held in his fully vested account in the ESOP and 3,940 shares were deemed held through exercisable incentive stock options.


                             ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at seven (7) and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 23, 2002, or such other date upon which a successor is duly elected and qualified.

     The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

     The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:


                            Principal                       Director   Shares        Percent
Name                   Age  Occupation [a]                  Since      Owned [b]     of Class
----                   ---  --------------                  --------   ---------     --------
Lara F. Hutt, III      66   President, Hutt Building        1995 [c]    37,254 [d]       *
                            Material Company, Inc.

George Makris, Jr.     45   President, M. K.                1997         8,450 [e]       *
                            Distributors, Inc.
                            (Beverage Distributor)

J. Thomas May          55   Chairman, President and Chief   1987       131,143 [f]     1.85%
                            Executive Officer of the
                            Company; Chairman and Chief
                            Executive Officer of Simmons
                            First National Bank

David R. Perdue        67   Vice President, JDR, Inc.       1976        19,500 [g]       *
                            (Investments)

Harry L. Ryburn        66   Orthodontist                    1976         1,236 [h]       *

Henry F. Trotter, Jr.  64   President, Trotter              1995 [i]    22,852 [j]       *
                            Ford, Inc. and President,
                            Trotter Auto, Inc.

William E. Clark       58   Chairman and Chief Executive    2001            0            *
                            Officer, CDI Contractors, LLC
                            (Construction); President,
                            Bragg's Electric Construction
                            Company

------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     [a] All persons have been engaged in the occupation listed for at least five years.

     [b] "Beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.


     [c] Prior to his election in 1995, Mr. Hutt had served as a director of the Company from 1976 through 1992. He has served continuously since 1976 as a director of Simmons First National Bank.

     [d] Mr. Hutt owned of record 30,354 shares and 6,900 shares were owned by his wife.

     [e] Mr. Makris owned of record 4,600 shares; 1,700 shares were held as custodian for his minor children; 1,150 shares were held in his wife's Individual Retirement Account; 1,000 shares are held in the M-K Distributors, Profit Sharing Trust of which Mr. Makris is a trustee with shared dispositive and voting power.

     [f] Mr. May owned of record 54,340 shares; 9,253 shares were held in his IRA account; 286 shares were owned by his wife; 140 shares were owned by his stepchildren; 6,624 shares were held in his fully vested account in the ESOP; and 60,500 shares were deemed held through exercisable stock options.

     [g] Mr. Perdue owned of record 17,685 shares and 1,815 shares were owned by his wife.

     [h] Dr. Ryburn and his wife are general partners in a family limited partnership which owns 61, 812 shares pursuant to which 1,236 shares held by the partnership are attributable to Dr. Ryburn.

     [i] Prior to his election in 1995, Mr. Trotter had served as a director of the Company from 1973 through 1992.

     [j] Mr. Trotter owned of record 14,332 shares and 8,520 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.



Committees and Related Matters

     Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     During 2001, the Audit and Security Committee was composed of David Perdue, Lara F. Hutt, III, Louis L. Ramsay, Jr. (non-voting Advisory Director), Mary Pringos (Director of Simmons First National Bank), Adam R. Robinson, Jr. (Director of Simmons First National Bank) and George Makris, Jr. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2001, this Committee met 12 times.

     The Executive Compensation and Retirement Committee,  which was composed of
W. E. Ayres (non-voting Advisory Director), George Makris, Jr., Louis L. Ramsay, Jr.(non-voting Advisory Director), Harry L. Ryburn, Henry F. Trotter, Jr. and Jerry Watkins during 2001, fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 2001, the Executive Compensation and Retirement Committee met 5 times.

     The Board of Directors of the Company met 12 times during 2001, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.


Certain Transactions

     From time to time  Simmons  First  National  Bank,  Simmons  First  Bank of
Russellville, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Searcy, Simmons First Bank of Northwest Arkansas and Simmons First Bank of El Dorado, N.A., banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, employees and members of their immediate families, and from time to time directors, officers and employees and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation

     The outside Directors of the Company are paid a $300 monthly retainer plus $400 for each meeting of the Board and its committees attended. The Directors of the Company who also serve as officers of the Company are paid a $300 monthly retainer plus $100 for each meeting of the Board attended.


                             EXECUTIVE COMPENSATION

     The tables below set forth the compensation for 1999, 2000 and 2001 of the Chief Executive Officer and the three highest paid executive officers of the Company, being the only executives whose total cash compensation exceeded $100,000 during 2001.


                                        Summary Compensation Table
                                        --------------------------
                                                                            Long Term
                                 Annual Compensation                       Compensation
                           --------------------------------   --------------------------------------
                                                  Other
                                                  Annual      Restricted    Securities     All Other
Name and                                          Compen-     Stock         Underlying     Compen-
Principal                                         sation[b]   Awards[c]     Options/       sation[d]
Position              Year Salary($) Bonus($)[a]    ($)        ($)          SARs (#)          ($)
---------             ---- --------- --------     ---------   ----------    ----------     ---------
J. Thomas May,        2001 $308,000  $32,500      $ 9,600     $466,500      55,000         $107,899
Chief Executive       2000 $308,000  $32,500      $10,600     $ 79,500         0           $ 66,314
Officer               1999 $308,000  $60,000      $ 9,500     $ 94,500         0           $ 96,802

Barry L. Crow,        2001 $137,501  $17,500      $   0       $ 24,490       9,000         $ 11,449
Executive Vice        2000 $132,851  $16,500      $   0       $    0         1,000         $ 12,267
President             1999 $128,982  $31,500      $   0       $    0         1,500         $ 11,229

James P. Powell,      2001 $ 98,051  $12,250      $   0       $ 12,245       4,500         $  8,287
Senior Vice           2000 $ 94,720  $11,500      $   0       $    0           500         $  8,820
President & Auditor   1999 $ 91,961  $21,500      $   0       $    0           800         $  8,300

Robert A. Fehlman,    2001 $ 92,022  $10,000      $   0       $ 17,143       6,300         $  6,759
Senior Vice President 2000 $ 85,582  $ 8,000      $   0       $    0         1,000         $  6,971
& Controller          1999 $ 80,322  $10,000      $   0       $    0         1,000         $  5,293
----------------------


     [a] These amounts are earned and paid pursuant to the Simmons First National Corporation Incentive Compensation Program, which is described in the Compensation Committee Report on Executive Compensation.

     [b] Fees paid to Directors for attendance at Board meetings of the Company and its subsidiaries.

     [c] Pursuant to terms of the SFNC Executive Stock Incentive Plan, Mr. May was awarded a grant of 3,000 shares of restricted stock for purchase at $1.00 per share (Value at date of grant, $96,150, Value on December 31, 2001, $93,450). The restricted shares in the grant vest over three (3) years. On May 7, 2001, after the adoption of the SFNC Executive Stock Incentive Plan - 2001, the following executives were awarded restricted stock grants, requiring no payment by the participant: J. Thomas May, 15,000 shares (Value at date of grant, $367,350; Value on December 31, 2001, $482,250); Barry L. Crow, 1,000
shares (Value at date of grant, $24,490; Value on December 31, 2001, $32,150); James P. Powell, 500 shares (Value at date of grant, $12,245; Value on December 31, 2001, $16,075); Robert A. Fehlman, 700 shares (Value at date of grant, $17,143; Value on December 31, 2001, $22,505). The restricted shares in each grant vest in installments over five (5) years commencing one year after grant, except for the grant to Mr. May which vests in installments over seven (7) years. The Corporation will pay dividends on all the restricted shares at the same rate as all other outstanding shares of Class A Common Stock of the Corporation.

     [d] For 2001, this category includes for Mr. May contribution to the ESOP, $9,551, the Company's matching contribution to the Section401(k) Plan, $2,125, the accrual to his deferred compensation agreement, $71,861, benefit to Mr. May of premiums under the split dollar life insurance program, $23,452, and other life insurance premiums, $910; for Mr. Crow contribution to the ESOP, $8,959, the Company's matching contribution to the Section401(k) Plan, $1,993, and life insurance premiums, $497; for Mr. Powell contribution to the ESOP, $6,488, the Company's matching contribution to the Section401(k) Plan, $1,444, and life insurance premiums, $355; for Mr. Fehlman contribution to the ESOP, $5,529, and the Company's matching contribution to the Section401(k) Plan, $1,230. Certain additional personal benefits, including club memberships, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.



Deferred Compensation and Change in Control Arrangements

     One of the individuals named above, J. Thomas May, is a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, agrees to pay to Mr. May, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to him by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later.

     Further, the deferred compensation agreement provides that, in the event of a change of control of the Company and the subsequent separation from service of Mr. May, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if Mr. May has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If at such time he has not attained age 60, Mr. May will be entitled to immediately commence receiving 72 monthly payments equal to one welfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.


Option/SAR Grants During the 2001 Fiscal Year

     The following table provides information on option/SAR grants to the named executive officers during 2001.


                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------

                    Individual Grants
 -----------------------------------------------------                 Potential Realized
                  Number of                                            Value at Assumed
                  Securities   % of Total                              Annual Rates of
                  Underlying   Options        Exercise                 Stock Price
                  Options/     Granted to     or Base                  Appreciation For
                  SARs         Employees in   Price      Expiration    the Option Term [a]
Name              Granted (#)  Fiscal Year    ($/Sh)     Date          5%($)       10%($)
----              -----------  ------------   --------   ----------    -----       ------
J. Thomas May     55,000        25.91%        $24.25      5/6/11      838,788    2,125,654
Barry L. Crow      9,000         4.24%        $24.25      5/6/11      137,256      347,834
James P. Powell    4,500         2.12%        $24.25      5/6/11       68,628      173,917
Robert A. Fehlman  6,300         2.97%        $24.25      5/6/11       96,079      243,484
------------------


     [a] The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.



Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 2001.


                         Aggregated Option/SAR Exercises
           in Last Fiscal Year and Fiscal Year End Option/SAR Values
           ---------------------------------------------------------

                 Shares                   Number of Securities Underlying    Value of Unexercised
                 Acquired     Value       Unexercised Options at FY-End      In-the-Money Options
                 on Exercise  Realized    Options at FY-End (#)              at FY-End ($) [a]
Name                 (#)       ($)        Exercisable/ Unexercisable         Exercisable/ Unexercisable
----             -----------  --------    --------------------------         --------------------------
J. Thomas May      10,500    $204,141         60,500 / 53,000                 $462,245 / $393,950
Barry L. Crow        1,800   $ 19,650          9,300 /  8,300                 $ 74,524 / $ 66,591
James P. Powell        0          0            3,940 /  4,160                 $ 23,483 / $ 33,297
Robert A. Fehlman      0          0            2,320 /  5,980                 $ 17,636 / $ 48,596
--------------------

     [a] The Value Realized is computed using the difference between the market price upon the date of exerciseand the option price. The Value of Unexercised In-the-Money Options at FY-End is computed using $32.15, the closing price on December 31, 2001.



Compensation Committee Interlocks and Insider Participation

     During 2001, the Executive Compensation and Retirement Committee was composed of W. E. Ayres (non-voting Advisory Director), George Makris, Jr., Louis L. Ramsay, Jr. (non-voting Advisory Director) Harry L. Ryburn, Henry F. Trotter, Jr. and Jerry Watkins. None of these individuals were employed as officers or employees of the Company during 2001. Prior to retirement in 1983 and 1995, respectively, Louis L. Ramsay, Jr. and W. E. Ayres were previously employed by the Company in various capacities, including Chief Executive Officer.


Compensation Committee Report on Executive Compensation

     The Executive Compensation and Retirement Committee issued the following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:


Review of Executive Compensation Program
----------------------------------------

     During 2000, the Executive Compensation and Retirement Committee appointed a subcommittee, consisting of W. E. Ayres, Harry L. Ryburn, Jerry Watkins, and Louis L. Ramsay, Jr. (non-voting Advisory Director), to review the executive compensation program of the Company. The subcommittee hired a consultant to review the Company's executive compensation program and to recommend such changes as the consultant deemed advisable. The Subcommittee made three (3) recommendations to the Board:

     1. The adoption of a new executive stock incentive plan under which incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock could be granted to participants. The subcommittee recommended that 300,000 shares be allocated to the new plan. Further, the subcommittee recommended that in administering the new executive stock incentive plan that the participants be given larger grants of shares on a less frequent basis as compared to the Company's past practices in administering its stock options plans.

     2. The adoption of executive severance agreements for certain executives of the Company, certain senior management of the subsidiary banks and certain officers whose duties were deemed to put them at substantially higher employment risk in the event of a change in control. The executive severance agreements are intended to give executives additional assurances concerning their continued employment in the event the Company were to engage in discussions concerning or consummate a transaction which involved a change in control of the Company. The subcommittee concluded that it is in the best interests of the Company and its stockholders to provide certain assurances regarding continued employment of selected key officers to better assure that the Company will be able to properly evaluate any proposed transaction and to continue the Company's operations during any transition period.

     3. The adoption of a split dollar life insurance program for J. Thomas May to expand his compensation program to include additional life insurance protection. The split dollar program provides $1,000,000 of death benefit coverage. The premiums paid by the Company for the insurance protection under the recommended program will be repaid to the Company upon the earlier of the death of Mr. May or December 7, 2016.

     The subcommittee also suggested that additional review should be undertaken regarding the (i) advisability and structure of a broad based long term incentive plan for management officials of the Company and its subsidiaries, and
(ii) possible revisions to the existing deferred compensation plan for Mr. May.

     The Board has acted on all three recommendations. First, the new executive stock incentive plan was presented to and approved by the shareholders at the 2001 shareholders' meeting . After the approval of the plan, following the subcommittee recommendation, the Board granted options for 212,300 shares and 21,700 shares of Restricted Stock under the new plan to key officers of the Company and its subsidiaries.

     Second, in June, 2001, the Company entered into Executive Severance Agreements with twenty-one (21) of the key officers of the Company and its subsidiaries. These agreements are intended to give executives additional assurances concerning their continued employment in the event the Company were to engage in discussions concerning or consummate a transaction which involved a change in control of the Company. The subcommittee concluded that it is in the best interests of the Company and its stockholders to provide certain assurances regarding continued employment of selected key officers to better assure that the Company will be able to properly evaluate any proposed transaction and to continue the Company's operations during any transition period. The agreements, which are only effective for a period of up to two years after a change in control occurs, provide for severance benefits ranging from an amount equal to one year's annual salary to an amount equal to twice the executive's annual salary plus bonus but only if the executive separates from service under certain circumstances within the two year period.

     Third, in October, 2001, the Company adopted a split dollar life insurance program for Mr. May providing $1,000,000 in coverage. The premiums for the life insurance policies in the program are split between the Company and Mr. May. The aggregate premiums paid by the Company for the policies will be re-paid to the Company upon the earlier to occur of (i) the death of Mr. May, or (ii) December 7, 2016.

     At the request of the subcommittee, the Executive Compensation and Retirement Committee has undertaken further review of the (i) advisability of adopting a long term incentive plan and (ii) revision of the deferred compensation plan of Mr. May. This review has not been completed.


General Compensation Guidelines for Executive Officers
------------------------------------------------------

     The Company currently utilizes a unitary compensation structure for its executive officers and the executive officers of its subsidiaries. The compensation program consists of four elements: Salary, Incentive Compensation, Stock Related Compensation, and Retirement Compensation.

     The Company, after consultation with a nationally recognized compensation advisory firm, has established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company targets the midpoint of the market salary range for each job grade, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties.

     The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers (thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the incentive program for a fiscal year if (1) the Company satisfied an applicable threshold, (2) the entity employing the executive satisfied an applicable threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

     Stock related compensation may consist of incentive stock options, non-qualified options (with or without stock appreciation rights) or restricted shares of the Company's stock. Over the years the Company has maintained several different stock option and stock incentive plans. The Company currently maintains an executive stock incentive plan which authorizes the granting of incentive stock options, non-qualified options (with or without stock appreciation rights) or restricted shares of the Company's stock to certain executive officers. The plans are designed to provide an incentive for the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under these plans has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

     The Company also maintains a Profit-Sharing/Employee Stock Ownership Plan and a Section401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers.


Bases for the Chief Executive Officer's Compensation
----------------------------------------------------

     The compensation of the chief executive officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors. The committee and the Board examine the annual market analysis provided by the compensation consultant retained by the Company prior to setting his compensation. The committee emphasizes incentive compensation for the chief executive officer, through the incentive compensation program and stock related compensation. In analyzing the compensation of the chief executive officer, the committee evaluates his performance in managing the operations as well as the financial results of operations of the Company. Among the criteria examined are management and leadership, revenue growth, expense control, net earnings, market share, acquisition and expansion activities and other factors material to the job performance of the chief executive officer.

     The chief executive officer was allocated 650 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company's income for 2001 did not meet the Company's budgeted performance threshold for 2001. However, the Company's performance was substantially affected by the declining interest rate market, a factor beyond the control of the Company or its executives. Based upon these events, the incentive compensation earned by the chief executive officer under this Program was $50 per point, or $32,500.

     The chief executive officer received stock option grants for 55,000 shares at an option price of $24.25 per share. Fifteen thousand (15,000) of these options are incentive stock options which become exercisable in installments of 3,000 shares annually commencing on the grant date. The options expire unless exercised prior to May 6, 2011. Forty thousand (40,000) of these options are non-qualified stock options with tandem stock appreciation rights ("SAR") which become exercisable in installments of 8,000 shares annually commencing on the grant date. The options expire unless exercised prior to May 6, 2011. Each non-qualified stock option with a tandem SAR entitles the holder to either exercise the stock option and acquire a share of stock at the option price or to exercise the SAR and receive a cash payment in the amount of the difference between the closing market price of the stock on the day before the exercise less the option price. The participant can exercise the non-qualified stock option or the SAR, but not both.

     Mr. May also received restricted stock grants for 18,000 shares. He received a grant of restricted stock under the new executive stock incentive plan for 15,000 shares. These shares are issued immediately but his full ownership of these shares is subject to vesting over seven (7) years, commencing one year after the date of issuance. Three thousand (3,000) of the restricted shares constituted the fifth and final grant of restricted stock under the executive stock incentive plan adopted in 1997. The Board of Directors has expressed its intention to grant the restricted stock to the chief executive officer based upon the past performance of the Company under his leadership as well as to provide an additional incentive for him to remain in his current position and to enhance the future performance of the Company.

     In addition, Simmons First National Bank maintains a deferred compensation agreement for the chief executive officer, as a supplement to the retirement benefits available under the other plans. This agreement provides for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the chief executive officer.


                 Executive Compensation & Retirement Committee

 Harry L. Ryburn, Chairman      W. E. Ayres              George Makris, Jr.
 David R. Perdue                Louis L. Ramsay, Jr.     Henry F. Trotter, Jr.
                                Jerry Watkins

Performance Graph

     The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1996.


                    1996   1997   1998   1999   2000   2001
SFNC                $100   $163   $142   $ 98   $ 92   $135
NASDAQ BANK INDEX   $100   $167   $166   $160   $182   $197
S&P 500 INDEX       $100   $133   $171   $208   $189   $166


Note: The results shown on the graph above is not indicative of future price performance.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal year, provided to the Company by such person, the Company has identified the following person who failed to timely file the required statements during the preceding fiscal year:
J. Thomas May reported in December, 2001 the purchase of 3,000 shares of stock upon the exercise of an incentive stock option which should have been reported on a Form 4 for October, 2001.


                          AUDIT AND SECURITY COMMITTEE

     During 2001, the Audit and Security Committee was composed of Louis L. Ramsay, Jr. (non-voting Advisory Director), Lara F. Hutt, III, George Makris, Jr., David Perdue, Mary Pringos (Director of Simmons First National Bank) and Adam Robinson, Jr. (Director of Simmons First National Bank). Each of the listed committee members are independent as defined in Rule 4200 of the National Association of Securities Dealers listing requirements. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2001, this Committee met 12 times.

     The Audit and Security Committee issued the following report concerning its activities related to the Company for the previous year:

     The Audit and Security Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 with management.

     The Audit and Security  Committee has discussed with BKD, LLP ("BKD"),  its
independent   auditors,   the  matters  required  to  be  discussed  by  SAS  61
(Codification of Statements on Auditing Standards, AU 380).

     The Audit and Security Committee has received the written disclosures and the letter from independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with BKD its independence.

     Based upon the foregoing review and discussions, the Audit and Security Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     In its  analysis  of the  independence  of  BKD,  the  Audit  and  Security
Committee considered whether the non- audit related professional services rendered by BKD to the Company, were compatible with maintaining the principal accountant's independence.

                          Audit and Security Committee

      Louis L. Ramsay, Jr.       Lara F. Hutt, III       George Makris, Jr.
      David Perdue               Mary Pringos            Adam Robinson, Jr.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BKD, LLP ("BKD") served as the Company's auditors in 2001and has been selected to serve in 2002. Representatives of BKD are expected to be present at the shareholders meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


Audit Fees
----------

     The aggregate fees billed to the Company for professional services rendered by BKD for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Form 10-Q's for 2001 was $169,300.


Financial Information Systems Design and Implementation Fees.
-------------------------------------------------------------

     The Company did not retain BKD to provide any services related to financial information systems design and implementation and accordingly no fees were paid for this type of service.


All Other Fees
--------------

     The aggregate fees billed to the Company for other professional services (excluding audit fees and financial information systems design and implementation fees) rendered by BKD to the Company for the year ended December 31, 2001 was $67,740. These services consisted of income tax services for the Company ($22,790) and audits and income tax return preparation for employee benefit plans and common trust funds sponsored or managed by the Company and its subsidiaries ($44,950).


                              FINANCIAL STATEMENTS

     The annual report of the Company and its subsidiaries for the year ended December 31, 2001, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

     Upon written request by any shareholder addressed to Mr. John L. Rush, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas, 71611, a copy of the Company's annual report for 2001 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.


                        PROPOSALS FOR 2003 ANNUAL MEETING

     Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2003 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 21, 2002. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 4, 2003. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                  OTHER MATTERS

     Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.


BY ORDER OF THE BOARD OF DIRECTORS:


/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 21, 2002

                                  PROXY BALLOT
                       SIMMONS FIRST NATIONAL CORPORATION
                                  April 23,2002

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 2002

The undersigned hereby constitutes and appoints William C. Bridgforth, Lucille
R. Tlapek, and Dr. Simmie Armstrong as Proxies, each with the power of substitution, to represent and vote as designated on this proxy card all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 15, 2002, at the Annual Meeting of Shareholders to be held on April 23, 2002, and any adjournment thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.


(1)  PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SEVEN.

     __    FOR       __  AGAINST          __   ABSTAIN

(2)  ELECTION OF DIRECTORS (mark only one box)

       __  FOR ALL NOMINEES
       __  WITHHOLD AUTHORITY FOR ALL NOMINEES
       __ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through


   William E. Clark  George A. Makris, Jr.  J. Thomas May  Henry F. Trotter, Jr.
   Lara F. Hutt, III   David R. Perdue       Dr. Harry L. Ryburn


(3) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned acknowledges receipt of this ballot, Notice of Annual Meeting, Proxy Statement, and Annual Report.



----------------------------------------------      -----------------
                                                          Date


----------------------------------------------      -----------------
             Signature(s) of Shareholder(s)               Date


IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.

                       SIMMONS FIRST NATIONAL CORPORATION

                              PINE BLUFF, ARKANSAS



                             DINNER RESERVATION CARD




     Please make reservations for the shareholder's dinner on April 23, 2002, at 6:30 p.m., at the Pine Bluff Convention Center Banquet Hall.


     ________     I will attend.

     ________     A guest and I will attend.

     ________     I will NOT attend